EXHIBIT 10.6 PLEDGE AGREEMENT OF COLLATERAL SHARES BETWEEN NEWBRIDGE CAPITAL AND NEWCOM


                          NewBridge Capital Inc.
                        4695 MacArthur Court, Suite 1450
                         Newport Beach, California 92660
               Telephone: (949) 833-2094 Facsimile: (949) 833-7854

                                November 19, 2001

NewCom International, Inc.
515 West Pender Street
Vancouver, British Columbia V6B 6H5


Gentlemen:

This letter will confirm our understanding and agreement (the "Agreement") by NewBridge Capital Inc. ("NewBridge") to pledge as collateral Five Hundred Thousand (500,000) shares of Yes Clothing Company, Inc. (the "Yes Shares") to guarantee the promissory notes (the "Notes") issued by 8 corporations and 5 individuals as listed in Exhibit 1, (collectively, the "Noteholders") effective today's date in the aggregate principal amount of $220,686 in accordance with our discussion, as follows:

1.       Pledge of Collateral

         In consideration of NewBridge to collaterize the Notes issued to NewCom International, Inc., ("NewCom"), NewBridge hereby grants to NewCom a security interest in the Yes Shares, including all proceeds, derivative rights and accessions thereto (hereinafter referred to as the "Security Interest"). This Agreement and the Yes Shares hereby delivered shall secure the Notes to NewCom (collectively, the "Obligation").

2.       Warranties, Covenants and Agreements

         NewBridge and NewCom mutually and independently warrant, covenant, agree and acknowledge to each other that:

         A. Purpose. The Yes Shares covered by this Agreement are pledged by NewBridge solely to secure the Obligation to NewCom.

         B. Third Party Claims. Until such time as the Noteholders have satisfied the Obligation, NewBridge, at its cost and expense, will protect and defend the Yes Shares against the claims and demands of all other parties. Further, NewBridge will promptly notify NewCom of any attempt to levy, distraint, lay claim, disavow, repudiate or otherwise diminish the derivative rights, or seize by legal process or otherwise of any part of the Yes Shares, or of any threatened claims or proceedings that might in any way affect or impair any of the terms of this Agreement.





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3.       Events of Default

         Any failure or neglect by the Noteholders to observe or perform any of the terms, provisions, promises, agreements or covenants of the Notes, including but not limited to the payment of any fees when due, and the continuance of such failure or neglect for three (3) business days following written notice thereof by NewCom, shall constitute and is hereby defined to be an "Event of Default."

4.       Pledgee's Remedies

         Following written notice as set forth in paragraph 3 above, upon the occurrence of any Event of Default hereunder, NewCom shall have the following rights and remedies:

         A. Acceleration and Sale. NewCom may, at its option, declare all or any part of the Obligation due under the Note immediately due and payable. NewCom may, without further notice or demand and without legal process, sell all or any part of the Yes Shares at a public sale either with or without having such securities at the place of sale, and with notice to NewBridge as provided herein, and credit NewCom with $.55 for each share of the Yes Shares sold.

         B. All Remedies Available. NewCom may pursue any legal remedy available to collect all sums due under the Note and to enforce NewBridge's title in and right to possession and sale of the Yes Shares.

5.       Miscellaneous Provisions

         A. Authority. The officers of NewCom and NewBridge executing this Agreement represent that they are duly authorized to do so and they represent that the respective entities have taken all action required by law or otherwise to properly allow such signatory to execute this Agreement.

         B. Notices. Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

                  To NewCom:                NewCom International, Inc.
                                            515 West Pender Street
                                            Vancouver, British Columbia V6B 6H5
                                            Telephone:        (604) 681-5678
                                            Facsimile:        (604) 685-1553

                  To NewBridge:             NewBridge Capital Inc.
                                            4695 MacArthur Court, Suite #1450
                                            Newport Beach, CA 92660
                                            Telephone:        (949) 833-2094
                                            Facsimile:        (949) 833-7854





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                  With copy to:             Weed & Co. LP
                                            4695 MacArthur Court, Suite 1450
                                            Newport Beach, California  92660
                                            Telephone:        (949) 475-9086
                                            Facsimile:        (949) 475-9087

                  or to any other address which may hereafter be designated by either party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt.

         C. Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

         D. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         E. Assignment. None of the parties hereto may assign this Agreement without the express written consent of the other parties and any approved assignment shall be binding on and inure to the benefit of such successor or, in the event of death or incapacity, on assignor's heirs, executors, administrators and successors.

         F. Governing Law. This Agreement and the transaction evidenced hereby shall be construed under the laws of the State of California, County of Orange, as the same may from time to time be in effect.

         G. Attorney's Fees. If any legal action or other preceding (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, the prevailing party will be entitled to recover actual attorney's fees (including for appeals and collection) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

         H. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

         I. Further Assurances. At any time, and from time to time after the execution of the Note, each party hereto will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.





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         J.       Broker's or Finder's Fee; Expenses. NewBridge and NewCom each warrant that they have not incurred any liability, contingent or otherwise, for brokers' or finders' fees or commissions relating to this Agreement for which the other party shall have responsibility. Except as otherwise provided herein, all fees, costs and expenses incurred by either party relating to this Agreement shall be paid by the party incurring same.

         K. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the satisfaction of the Obligation, this Agreement may be amended by a writing signed by all parties hereto.

         L. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         M. Facsimile. It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes. A facsimile, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall also be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

         N. Written Amendment Required. No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by a written agreement subscribed by NewBridge and NewCom.

         O. Full Force and Effect. This Agreement shall remain in full force and effect until any and all of the Obligation pursuant to the Note, and any extensions or renewals thereof, shall be paid in full.

         P. Successors and Assigns. NewBridge and NewCom as used herein shall include the heirs, executors or administrators, or successors or assigns of those parties. The provisions of this Agreement shall apply to the parties according to the context hereof and without regard to the number or gender of words and expressions used herein.

         Q. Financing Statements. A carbon, photographic or other reproduced copy of this Agreement and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement. Notwithstanding the foregoing, NewBridge shall provide, shall execute and shall cooperate with NewCom in the execution and filing of such financing statements, documents and instruments as NewCom may reasonably request in order for NewCom to perfect its security interest and/or otherwise to carry out the purposes of this Agreement.




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                  NewBridge Capital Inc.


                  By:   /s/ Jon Lawver
                       -------------------------------------
                            Jon Lawver
                            Secretary


                  Approved, Accepted and Agreed
                  this 19th day of November, 2001

                  NewCom International Inc.


                  By: /s/ David Lo
                      -----------------------------------------
                          David Lo
                          President


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                                    EXHIBIT 1
                                PROMISSORY NOTES


The following are the Noteholders and the amounts owed to NewCom as of September 30, 2001:


                                           TYPE OF           BALANCE
               NOTEHOLDER                   ENTITY          @ 9/30/01
----------------------------------         -------          ---------
Casino Management of America, Inc.           Corp.          $ 100,000
Cleopatra's World Inc.                       Corp.              3,671
Yes Clothing Company                         Corp.              3,088
Other                                        Corp.              3,877
Fred G. Luke                                  Ind.             66,218
Jonathan Small                                Ind.              3,832
Jim Gordon                                    Ind.             20,000
Morris Gore                                   Ind.             20,000
                                                            ---------
       TOTALS                                               $ 220,686
                                                            =========



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